Exhibit 99.1

Caliber Continues to Expand its Caliber Hospitality Trust
with Seven New Hotels from Satori Collective

•Satori assets will increase Caliber’s FV AUM by 15.52% to $890 million
•Upon closing of all contributed properties to date, the Trust’s portfolio will expand to 22 hotels, and the portfolio valuation will increase to $530 million

SCOTTSDALE, Ariz., Oct. 8, 2024 — Caliber (NASDAQ: CWD), a real estate investor, developer, and manager, today announced that it has reached a definitive agreement with Satori Collective (“Satori”) in which Satori will contribute seven hotel properties to Caliber subsidiary Caliber Hospitality Trust (“CHT”), an externally advised private hospitality corporation. The transaction is expected to close in early 2025, subject to customary closing conditions.

Atlanta-based Satori Collective, formerly known as Banyan Investment Group and founded in 2013, is an investment management firm focused primarily on hotel property investment. The seven Satori properties in this agreement include a mix of middle-market full service, select service and extended stay hotels in the Midwestern and Southern U.S., representing Marriott, Hilton and IHG hospitality brands. The combined portfolio value is approximately $120 million.

With the Satori portfolio, CHT currently has 15 properties in the closing process. Upon closing those contributions, CHT will have 22 hotels in ownership and have expanded its assets under management (“AUM”) from $234 million today to $530 million. In addition, with all 22 properties in CHT, Caliber’s asset management revenue run rate will increase by approximately $2.4 million, or 42%, given the value of the portfolios contributed and the terms of the contribution and management agreements.

“This contribution significantly enhances our hospitality portfolio, providing us with a diverse set of properties in strategic locations,” said Caliber CEO Chris Loeffler. “By integrating Satori’s assets into CHT, we are not only expanding our national footprint but also reinforcing our commitment to deliver superior value to our investors. This partnership exemplifies our strategy of adding value to income-producing assets to accelerate growth and create sustainable, long-term returns.”

Andy Chopra, Co-Founder and Managing Partner of Satori Collective, said, “We are honored to partner with Caliber. The quality of our portfolio and our capabilities as an investment manager align perfectly with Caliber’s vision. This partnership will allow us to continue growing and optimizing our operations nationwide.”

These hotels will continue to be operated by Aperture Hotels, an emerging leader in the hotel management industry. The company operates properties with the world’s largest hotel brands following a value-based approach to management that delivers an outperforming gross operating profit margin on a portfolio-wide basis.

Satori’s contribution will further expand Caliber’s multi-state footprint into markets with unique growth drivers, including their proximity to university campuses, sports complexes, manufacturing facilities, and local airports. The locations are Madison, Wis., Peoria, Ill., Houston, Tex., Columbus, Geor., and Tuscaloosa, Ala.

Loeffler continued, “Many hotel owners across the U.S. are seeking alternatives to traditional asset sales to gain liquidity, manage debt, fund property improvements, or secure well-priced capital for growth. These owners, seasoned professionals with deep commitments to their businesses, recognize the advantages of scaling up and accessing permanent capital. The Caliber Hospitality Trust offers these benefits, and we will continue to seek aligned hotel owners for future contributions.”

Under the terms of the contribution agreement, Satori will receive cash and/or operating partnership units (“OP Units”) in exchange for the contribution of its seven hotels. Caliber is in active discussions with other potential third-party contributors to CHT and expects to make additional announcements in the months ahead. Founding contributors to CHT have the opportunity to receive operating capital and an immediate ownership stake in the company through a tax-free exchange for OP Units. Interested parties should reach out to Invest@CaliberCo.com for additional information about contributing hotesl to the CHT strategy or investing in the opportunity. Investment in Caliber's private funds, including CHT, is available to accredited investors only.

About Caliber (CaliberCos Inc.)
With more than $2.9 billion of managed assets, including estimated costs to complete assets under development, Caliber’s 15-year track record of managing and developing real estate is built on a singular goal: make money in all market conditions. Our growth is fueled by our performance and our competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions do not. Integral to our competitive advantage is our in-house shared services group, which offers Caliber greater control over our real estate and visibility to future investment opportunities. There are multiple ways to participate in Caliber’s success: invest in Nasdaq-listed CaliberCos Inc. and/or invest directly in our Private Funds.

About Caliber Hospitality Trust
Caliber Hospitality Trust (“CHT”), an externally advised private hospitality corporation, is a subsidiary of CaliberCos Inc. (NASDAQ: CWD). Led by an experienced team of agile entrepreneurs and specialists, CHT offers a unique opportunity in an UPREIT strategy for hotel owners and managers to access scale on a tax-deferred basis. CHT is targeting middle-market full service, select service, extended stay, and lifestyle hotels in attractive geographic locations. CHT’s asset management technology enables management of mixed asset classes, top-tier brands, and third-party managers, who all interact via an integrated platform. More information at www.CaliberHospitality.com.

About Satori Collective
Atlanta-based Satori Collective is a commercial real estate investment company that acquires hotels in the United States. The company utilizes conservative forecasting, combined with a clear understanding of calculated risk taking, to make optimal investments with an overarching goal of exceeding stakeholder expectations of investment returns.

About Aperture Hotels
Aperture Hotels is an emerging leader in the hotel industry. The company provides third-party hotel management services to discerning investors with the largest hotel brands in the world, including Marriott, Hilton, Hyatt, IHG, Sonesta, Wyndham, Choice, and numerous independent hotels. Managed properties range from midscale to upper-upscale price class in select-service, compact full-service, and lifestyle categories across the US. Aperture’s value-based approach to management is evidenced by outperforming profit margins and achievement of outsized risk adjusted returns for hotel investors.

Forward-Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber:
Victoria Rotondo
+1 720-289-1875
Victoria.rotondo@caliberco.com

Media Relations:
Meghan Powers
Financial Profiles
+1 310-622-8249
MPowers@finprofiles.com

Investor Relations:
Lisa Fortuna
Financial Profiles
+1 310 622 8251
LFortuna@finprofiles.com